Exhibit 99.1

Pricing Supplement Dated •	Filed Pursuant to Rule 424(b)(•)
(To Prospectus dated •, and	Registration Statement Nos. 333-129763 and
Prospectus Supplement dated •)	333-129763-01

CUSIP: •

Principal Life Insurance Company
Secured Medium-Term Notes [(Callable)] (That are also Asset-Backed Securities)
Issued Through and Obligations of
Principal Life Income Fundings Trust • (the “Trust” and the “Issuing Entity”)

     The description in this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by Principal Life Insurance Company (“Principal Life”) to the Trust, the payment obligations of which are fully and unconditionally guaranteed by the Guarantee (specified below) issued by Principal Financial Group, Inc. to the Trust, supplements the description of the general terms and provisions of the notes, the funding agreements and the guarantees set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1. The Notes

Principal Amount:	Purchasing Agent(s) Discount:

Issue Price:	Original Issue Date:

Net Proceeds to the Trust:	Stated Maturity Date:

Specified Currency:

Interest Payment Dates:

Initial Interest Payment Dates:

Regular Record Date:	[15 calendar days prior to the Interest Payment Date]

Type of Interest Rate:	☐ Fixed Rate	☐ Floating Rate

Fixed Rate Notes:	☐ Yes	☐ No.	If, Yes,

Interest Rate:

Floating Rate Notes:	☐ Yes	☐ No.	If, Yes,

Regular Floating Rate Notes:	☐ Yes	☐ No.	If, Yes,
Interest Rate:
Interest Rate Basis(es):

Floating Rate/Fixed Rate Note:	☐ Yes	☐ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Inverse Floating Rate Note:	☐ Yes	☐ No.	If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Reset Date:

Interest Rate Basis(es). Check all that apply:
	☐ CD Rate	☐ Commercial Paper Rate
	☐ CMT Rate	☐ Eleventh District Cost of Funds Rate
	☐ Constant Maturity Swap Rate	☐ Federal Fund Open Rate
	☐ LIBOR	☐ Federal Funds Rate
	☐ EURIBOR	☐ Treasury Rate
	☐ Prime Rate	☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Page	☐ LIBOR Moneyline Telerate
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average	☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Calculation Agent:	[Citibank, N.A.]

Exchange Rate Agent:

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes:	☐ Yes	☐ No.	If, Yes,
Amortizing Schedule:
Additional/Other Terms:

Discount Note:	☐ Yes	☐ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions:	☐ Yes	☐ No.	If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Repayment:	☐ Yes	☐ No.	If Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):

Securities Exchange Listing:	☐ Yes	☐ No.	If Yes, Name of Exchange:

Authorized Denominations:

Ratings:

The Notes issued under the Program are rated AA by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). Principal Life expects the Notes to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”).

Purchasing Agent(s) Purchasing Notes as Principal:	☐ Yes	☐ No.	If Yes,

Purchasing Agent(s)	Principal Amount

Total:

Purchasing Agent(s) Acting as Agent:	☐ Yes	☐ No.	If Yes,

Purchasing Agent(s)	Principal Amount

Total:

State of Organization of Trust:	New York

Additional/Other Terms:

Special Tax Considerations:

2. The Funding Agreement

Funding Agreement Issuer:	Principal Life Insurance Company

Funding Agreement No.:

Deposit Amount:

Net Deposit:

Effective Date:

Stated Maturity Date:

Specified Currency:

Interest Payment Dates:

Initial Interest Payment Date:

Type of Interest Rate:	☐ Fixed Rate	☐ Floating Rate

Fixed Rate Funding Agreement:	☐ Yes	☐ No.	If, Yes,

Interest Rate:

Floating Rate Funding Agreement:	☐ Yes	☐ No.	If, Yes,

Regular Floating Rate Funding
Agreement:	☐ Yes	☐ No.	If, Yes,
Interest Rate:
Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding
Agreement:	☐ Yes	☐ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Inverse Floating Rate Funding
Agreement:	☐ Yes	☐ No.	If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Rate Basis(es). Check all that apply:
	☐ CD Rate	☐ Commercial Paper Rate
	☐ CMT Rate	☐ Eleventh District Cost of Funds Rate
	☐ Constant Maturity Swap Rate	☐ Federal Funds Open Rate
	☐ LIBOR	☐ Federal Funds Rate
	☐ EURIBOR	☐ Treasury Rate
	☐ Prime Rate	☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Page	☐ LIBOR Moneyline Telerate
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average	☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Calculation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Funding Agreement:	☐ Yes	☐ No.	If, Yes,
Amortizing Schedule:
Additional/Other Terms:

Discount Funding Agreement:	☐ Yes	☐ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions:	☐ Yes	☐ No.	If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Repayment:	☐ Yes	☐ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings: The Funding Agreement issued under the Program is rated AA by S&P. Principal Life expects the Funding Agreement to be rated Aa2 by Moody’s.

Additional/Other Terms if any:

Special Tax Considerations:

3. The Guarantee

Guarantee Issuer:	Principal Financial Group, Inc.

Effective Date:

Additional/Other Terms: